                                                                   EXHIBIT 23.11

The Board of Directors
American Tower Corporation:

We consent to the use of our report dated August 29, 1997, related to the consolidated financial statements of OmniAmerica, Inc. and subsidiaries (formerly Specialty Teleconstructors, Inc.) as of June 30, 1997 and for each of the years in the two year period ended June 30, 1997, included herein and to the reference to our firm under the heading "Experts" in the prospectus.

                                          /s/ KPMG LLP

Albuquerque, New Mexico
January 19, 1999